UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021 (November 19, 2021)

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38605	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Millstone Road, Building 400 Suite 130 East Windsor, NJ, United States	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1 (888) 827-4832

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	GTEC	The NASDAQ Stock Market LLC

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 19, 2021, Greenland Technologies Holding Corporation, a company incorporated under the laws of the British Virgin Islands (the “Company”), entered into an at the market offering agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”), to create at an the market equity program pursuant to which the Company may offer and sell, from time to time, through or to the Sales Agent, the Company’s ordinary shares, no par value per share (the “ordinary shares”), having an aggregate gross offering price of up to $7.72 million.

The Company is not obligated to sell any shares under the ATM Agreement. Subject to the terms and conditions of the ATM Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market, to sell our ordinary shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a sales notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the ATM Agreement generally, the Sales Agent may sell the ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company will pay the Sales Agent a placement fee of 3.0% of the aggregate gross proceeds from each sale of ordinary shares. The Company is making certain customary representations, warranties, and covenants in the ATM Agreement and has also agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act. The ATM Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the ATM Agreement are made only for purposes of the ATM Agreement, including the allocation of risk between the parties thereto and as of specific dates, are solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the ATM Agreement.

Ordinary shares will be offered under the Company’s registration statement on Form S-3 (File No. 333-256509), filed with the U.S. Securities and Exchange Commission on May 26, 2021 and was declared effective on June 7, 2021 (the “Registration Statement”) and pursuant to a prospectus supplement to the Registration Statement filed with the U.S. Securities and Exchange Commission on November 19, 2021.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. A copy of the opinion of Ogier, as special British Virgin Islands counsel to the Company, regarding the legality of the issuance and sale of ordinary shares under the ATM Agreement is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

This report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Ogier
10.1	At the Market Offering Agreement by and between Greenland Technologies Holding Corporation and H.C. Wainwright & Co., LLC, dated November 19, 2021
23.1	Consent of Ogier (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenland Technologies Holding Corporation

Date: November 19, 2021	By:	/s/ Raymond Z. Wang
	Name:	Raymond Z. Wang
	Title:	Chief Executive Officer

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